EXHIBIT 99.1

TPT SpeedConnect, a Subsidiary of TPT Global Tech, Set to Start Marketing its New 4G+/5G Services in Texas, Idaho, and Arizona

SAN DIEGO, CA / ACCESSWIRE / January 21, 2021 / TPT Global Tech, Inc. ("TPTW" or the "Company") (OTCQB:TPTW) today announced that its telecommunications subsidiary "TPT Speed Connect" has completed enough of its build-out to start marketing its 4G+/5G network builds in the States of Texas, Idaho, and Arizona. The new network deployment is the company's continuing efforts to upgrade its Mid-American overall network for rural broadband and position itself for faster market share growth. Now that the company is starting its marketing efforts to bring on new customers in Texas, Idaho, and Arizona, its 4G+/5G upgrades will be concentrated in the remaining TPT SpeedConnect states of Montana, Minnesota, South Dakota, Michigan, Iowa, Illinois, and Nebraska. The installation of this new technology will allow the company to offer improved speeds and further enhanced services to its rural customers.

The proposed marketing program will consist of aggressive social media paid placements, direct mail, collateral material, local TV commercials, and print placements.

Upon completion of the full network, the company will be in a position to service and manage up to 30,000 customers across 10 states. The advertising and marketing campaign will showcase the more reliable and improved speeds TPT SpeedConnect will have to offer as it seeks to substantially and rapidly grow its customer base. To date, the feedback from customers that have experienced the new network has been even better than was expected.

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"Managing these upgrades across our 10 State Middle American Rural Broadband network has been challenging during the Covid 19 Pandemic, but hats off to the engineering team at TPT SpeedConnect for all of their hard work. We, as a company, are excited about the new products and faster broadband speeds that TPT SpeedConnect can now offer its customers within these markets," said Stephen Thomas, CEO of TPT Global Tech. "

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology, product distribution, media content for domestic and international syndication as well as technology solutions. Its TPT MedTech subsidiary is a provider of Covid/Health testing services on a global scale and its industry-leading platforms are helping travelers get back to travel, events take place, and generally speaking, helping life get back to a new normal. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

About Streakwave Wireless

Streakwave Wireless, Inc. is a global value-added distributor with its corporate headquarters in San Jose, CA. Sales and distribution facilities are located in Salt Lake City, UT, and Cincinnati, OH. Streakwave also operates international business units in Melbourne, Australia, and Canterbury, New Zealand. Streakwave offers complete lines of wireless broadband networking equipment, telecommunication solutions, IP surveillance/security systems, IP telephony, and power management technologies from top-tier manufacturers. Primarily, Streakwave serves the enterprise, education, government, healthcare, security, service provider, hospitality, oil and gas, and telecommunication markets.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contact:

Shep Doniger
561-637-5750
sdoniger@bdcginc.com

IR-Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.

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